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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






Source Interlink Companies, Inc.
Bonita Springs, Florida

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated April 30, 2003, except for Note 20 which is as of March 1, 2004, relating to the consolidated financial statements and dated April 30, 2003, relating to the schedule of Source Interlink Companies, Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended January 31, 2003.

We also consent to the reference to us under the caption "Experts" in such Registration Statement.



/s/ BDO SEIDMAN, LLP

Chicago, Illinois
March 2, 2004